MUTUAL SEPARATION AGREEMENT

and

GENERAL RELEASE

The promises and agreements contained in this Mutual Separation Agreement and General Release are made in consideration of each other and with the intent to settle and compromise any and all potential disputes between the below-mentioned parties.

None of the provisions contained herein are intended to interfere with, restrain, coerce, restrict or deter Employee from exercising any of the rights guaranteed to Employee in Section 7 of the National Labor Relations Act.

THIS MUTUAL SEPARATION AGREEMENT and GENERAL RELEASE is dated as of **August 2, 2024**, by and between **Albany International Corp.** its subsidiaries and affiliates (hereinafter collectively referred to as "Albany" or "the Company") and **Gregory Harwell** (hereinafter referred to as "Employee").

WITNESSETH

WHEREAS, Employee has been, employed by Albany; and

WHEREAS, the parties have agreed that Employee's employment shall be terminated by mutual consent ; and

WHEREAS, the parties agree that said termination of employment shall be treated as a Qualifying Termination within the meaning of Section 2 of that certain Severance Agreement (the "Severance Agreement") entered into by and between the parties with an effective date of February 1, 2021;

WHEREAS, Albany is willing to pay Employee certain benefits and compensation in addition to the Severance Amount and Additional Severance Benefits described in the Severance Agreement; and

WHEREAS, Employee and Albany each believe that it is in their best interests to set forth their agreement in writing and to provide Employee with the certain protections as stated herein.

Now, therefore, in consideration of the premises, covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Albany and Employee hereby agree as follows:

1. Employee was advised to consult a lawyer before signing this Agreement and did in fact obtain the counsel of Arent Fox & Schiff.

2. Employee may accept this Agreement only by signing, dating and delivering the Agreement to Albany (in the manner set forth in Paragraph 17) on or before 4:30 p.m. eastern time on August 8, 2024. **Time is of the essence with regard to this Paragraph 2.**

3. Employee may revoke this Agreement at any time within seven (7) days after signing and delivering it to Albany by notifying Albany in writing (in the manner set forth in Paragraph 17) of Employee's decision to revoke. **Time is of the essence with regard to this Paragraph 4.**

4. Employee's employment with Albany is terminated effective August 2, 2024 by mutual consent (the "Separation Date").

5. Upon the termination of Employee's employment, and after the irrevocability of this Agreement, Albany agrees to provide Employee the Severance Amount and Additional Severance Benefits described in the Severance Agreement, plus the benefits described below (hereinafter collectively referred to as the "Severance Benefits"). Employee acknowledges and agrees that these Severance Benefits constitute adequate legal consideration for the promises and representations made by him in this Agreement, and in the Severance Agreement which shall survive and remain fully enforceable in accordance with its original terms, except as modified in Paragraph 6 hereof, and are in lieu of any benefits payable under any severance plan or agreement now in existence or adopted prior to the Separation Date.

(a) Albany shall pay Employee $752.00 representing his accrued but unpaid vacation balance for 2024;
(b) Should Employee still be receiving Company paid COBRA after 18 months after the Separation Date, when COBRA eligibility expires, Albany shall pay Employee a monthly gross sum equal to the then current COBRA premium, for a period of six months, less applicable withholdings and deductions required by law;
(c) Albany shall pay Employee $392,843, representing 100% of his 2024 short term incentive opportunity;
(d) Albany shall cause Employee to receive 8,292 shares of the Company's Common Stock, representing 50% of the potential award under that certain Special Incentive Award Agreement dated August 18, 2023;
(e) Albany shall cause Employee to receive any additional 4,316 shares of the Company's Common Stock, representing 50% of the unpaid restricted stock units (RSUs) that had previously been awarded to him as part of his long-term incentive grants, and all other unpaid grants shall be forfeited.
(f) Effective on the Separation Date, Employee will no longer be an employee of Albany, and will cease to accrue benefits under any pension, 401(k), profit-sharing or other Albany employee welfare benefit plan.

6. The parties agree that the definition of a Competitive Business as stated in paragraph 4 of the Severance Agreement, is hereby modified and amended to provide that a Competitive Business is any person, firm, partnership, joint venture, association, corporation or other business, organization, entity or enterprise whatsoever which designs or develops

Engineered Textile Products (as defined below) and/or manufactures composite components using Engineered Textile Products using out-of-autoclave/out-of-oven liquid molding technologies for the defense and aerospace industry for sale in the same geographical areas in which Albany is engaged in its business, including any of Albany's customers which may hereafter choose to manufacture such products for its own use. For the purposes of this paragraph, Engineered Textile Products is defined as preforms made using 3D-weaving, X-Cor/K-Cor, Z-Fiber, T-forming, contour weaving and/or steered weaving technologies.

7. Employee acknowledges and agrees that, except for this Agreement, Employee would have no right to receive all of the benefits described in Paragraph 5. .

8. As used in this Agreement, the term "Albany" means, individually and collectively, Albany International Corp., Albany Engineered Composites, Inc, and each of their subsidiaries and affiliates, as well as their respective employee welfare benefit plans, employee pension benefit plans, successors and assigns, as well as all present and former shareholders, directors, officers, fiduciaries, agents, representatives and employees of those companies and other entities.

9. By signing this Agreement Employee immediately gives up and releases Albany from, and respect to, any and all rights and claims that Employee may have against Albany, whether or not Employee presently is aware of such rights or claims. In addition, and without limiting the foregoing:

(a) Employee on behalf of himself, his agents, spouse, representatives, assignees, attorneys, heirs, executors and administrators, fully releases Albany and Albany's past and present successors, assigns, parents, divisions, subsidiaries, affiliates, officers, directors, shareholders, employees, agents and representatives from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of moneys, controversies, agreements, promises, damages, back and front pay, costs, expenses, attorneys fees, and remedies of any type, which Employee now has or hereafter may have, by reason of any matter, cause, act or omission arising out of or in connection with Employee's employment or the termination of his employment with Albany, including, without limiting the generality of the foregoing, any claims, demands or actions arising under the Age Discrimination in Employment Act of 1967, the Older Worker's Benefit Protection Act, the Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1964, the Civil Rights act of 1991, the Civil Rights Act of 1866, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, and any other federal, state or local statute, ordinance or common law of any state regarding employment, discrimination in employment, or the termination of employment. Nothing herein, however, shall be deemed a waiver of any vested rights or entitlements Employee may have under any retirement or other employee benefit plans administered by Albany. Notwithstanding the foregoing, Employee is not waiving any right that cannot, as a matter of law, be voluntarily waived, including the right to file a claim, or participate in the adjudication of claim of discrimination filed with any state or federal administrative agency, though Employee expressly waives any right to recover any monetary damages as a result of any claim being filed with any state or federal administrative agency, except

to the extent such waiver is improper or invalid, including as described in the immediately following sentence. Notwithstanding anything herein or in any other agreement with or policy (including without limitation any code of conduct or employee manual) of the Company, nothing herein or therein is intended to or shall: (i) prohibit Employee from making reports of possible violations of federal law or regulation (even if Employee participated in such violations) to, and cooperating with, any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002 or of any other whistleblower protection provisions of state or federal law or regulation; (ii) require notification to or prior approval by the Company of any such reporting or cooperation; or (iii) result in a waiver or other limitation of Employee's rights and remedies as a whistleblower, including to a monetary award; provided, however, that Employee is not authorized (and the above should not be read as permitting Employee) to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. Furthermore, Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal. Finally, neither party waives any right or claim to take legal action necessary to enforce this Agreement.

(b) If Employee breaches any of his obligations under this Agreement or the Severance Agreement, Employee agrees that Albany shall not be obligated to continue to make payments under Paragraph 5, and to reimburse Albany for all payments made pursuant to Paragraph 5.

10. This Agreement does not constitute an admission by Albany of any liability to Employee, and Employee understands and agrees that Albany denies any such liability to Employee.

11. Except for the Severance Agreement, which shall survive and remain fully enforceable in accordance with its original terms, this Agreement supersedes all prior oral or written understandings among the parties with respect to the subject matter herein and constitutes the entire agreement between Albany and Employee relating to the subject matter thereof. Neither this Agreement nor any provision thereof may be changed, waived, modified or amended orally, but only by a written instrument signed by the party against whom the enforcement of such change, waiver, modification or amendment is sought.

12. **Employee acknowledges that he has read this entire Agreement, that he fully understands its meaning and effect, and that he has voluntarily signed this Agreement**.

13. **Employee understands that the release contained in paragraph 9 hereof is a general release, and represents that he has been advised to seek counsel on the legal and practical effect of a general release, and recognizes that he is executing and delivering this**

release, intending thereby to be legally bound by the terms and provisions thereof, of his own free will, without promises or threats or the exertion of duress. He also acknowledges that he has had adequate time to review it, have it explained to him, and understands its provisions.

14. Employee and Albany intend for every provision of this Agreement to be fully enforceable. But, if a court with jurisdiction over this Agreement determines that all or part of any provision of this Agreement is unenforceable for any reason, Albany and Employee intend for each remaining provision and part to be fully enforceable as though the unenforceable provision or part had not been included in this Agreement.

15. The parties agree that a breach by either of them of the provisions of this Agreement may cause irreparable harm to the other which will be difficult to quantify and for which money damages will not be adequate. Accordingly, the parties agree that each shall have the right to obtain an injunction against the other, without any requirement for posting any bond or other security, enjoining any such breach or threatened breach in addition to any other rights or remedies available to them on account of any breach or threatened breach of this Agreement. Employee and Albany each further agree that if an action is commenced by any party alleging breach of this Agreement, the non-prevailing party shall be liable to the prevailing party for any and all available legal and equitable relief, as well as reasonable attorneys' fees and costs associated with pursuing or defending such legal action.

16. The terms of this agreement are binding upon and shall be for the benefit of Employee and Albany, as well as their respective heirs, executors, administrators, successors and assigns.

17. Notices or other deliveries required or permitted to be given or made under this Agreement by Employee to Albany shall, except to the extent otherwise required by law, be deemed given or made if delivered by overnight courier service to Albany International Corp., 455 Patroon Creek Blvd. Suite 206, Albany, New York 12206, Attention: Joseph M. Gaug or by email to Joseph M. Gaug, Joseph.Gaug@albint.com.

18. Employee understands and agrees that: (a) the existence and terms of this Agreement are strictly confidential; and (b) he will not disclose the terms of this Agreement to any third party, including co-workers, unless required to do so by any state, federal or local regulatory, prosecutorial, or administrative agency or body of competent jurisdiction, or by a Court of competent jurisdiction. Employee and Albany each agree that if an action is commenced by any party alleging breach of this Agreement, the non-prevailing party shall be liable to the prevailing party for any and all available legal and equitable relief, as well as reasonable attorneys' fees and costs associated with pursuing or defending such legal action. However, nothing herein shall (1) preclude Employee from discussing the contents hereof with his family, accountant, tax advisor or legal advisor, or (2) preclude Albany from informing any third parties, including prospective employers, that Employee is bound to the restrictive covenant set forth in the Severance Agreement.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire.

IN WITNESS WHEREOF, a duly authorized representative of Albany and Employee have signed this Agreement to be effective as of the day and year first set forth above.

Albany International Corp.

By: Joseph M Gaug Date 8-7-24

THE UNDERSIGNED FURTHER STATES THAT HE HAS CAREFULLY READ THE FOREGOING AGREEMENT AND KNOWS THE CONTENTS THEREOF AND SIGNS THE SAME AS HIS OWN FREE ACT. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Gregory Harwell Date August 7, 2024

FOR COMPANY USE ONLY

The foregoing Separation Agreement and General Release, signed and dated by Employee, was received by me on behalf of Albany International Corp. this 7 day of August, 2024.

Joseph M. Gaug